                              SECRETARY'S COMPILED

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       FOR

                         CALIFORNIA INDEPENDENT BANCORP


ONE:           NAME
         The name of the corporations is: California Independent Bancorp

TWO:           PURPOSE
                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporations Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:        AUTHORIZED STOCK

        The corporation is authorized to issue only one class of shares of stock, designed "Common Stock", and the total number of shares which the corporation is authorized to issue is 20,000,000.

FOUR:         DIRECTOR LIABILITY
                  The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE:         INDEMNIFICATION
                  The corporation is authorized to indemnify its agents (as defined from time to time in Section 317 of the California Corporations
         Code) to the fullest extent permissible under California law. Any amendment, repeal or modification of the provisions of this Article shall not adversely affect any right or protection of an agent of the corporation existing at the time of such amendment, repeal or modification.

SIX:          AGENT FOR SERVICE OF PROCESS

         The name and address in this State of this corporation's initial agent for service of process is:
                  Gary Steven Findley
                  1470 North Hundley Street
                  Anaheim, California 92806

SEVEN:         CUMULATIVE VOTING
                  No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of directors of the corporation. This provision shall become effective only when the corporation becomes a listed corporation within the meaning of Section
         301.5 of the California Corporation Code.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized


                                                 California Independent Bancorp


Date: May 7, 1999                                /s/ Robert J. Mulder
      ------------                               --------------------
                                                 Robert J. Mulder
                                                 President

Date:  May 7, 1999                               /s/ Annette Bertolini
    ---------------                              ---------------------
                                                 Annette Bertolini
                                                 Chief Financial Officer


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